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                           [LETTERHEAD OF BAVLY & CO.]

                                                                    EXHIBIT XIII

                   CONSENT OP INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ortek Ltd., we here by consent to the incorporation of our report included in this Form 10K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137.

/s/ Bavly & Co.

Bavly & Co.

25 March 1999